Exhibit 10.9

Date

[Name]

Global ID Number: XXX-XX-[XXX]

Dear [First Name]:

Effective [Date], the Board of Directors of Mindspeed Technologies, Inc. (the “Company”) awarded you the following Restricted Stock at a grant value of $X,XX per share upon the terms set forth below:

Type of Grant:	Restricted Stock
Number of Shares:	[# of Shares]
Vesting Schedule:	Vesting schedule

This Restricted Stock Award (this “Award”) has been granted pursuant to, and is controlled by: (i) the Mindspeed Technologies, Inc. Inducement Incentive Plan (the “Plan”); (ii) the Restricted Stock Terms and Conditions (the “Plan Terms”); and (iii) this Award. This Award shall vest as set forth above. The Plan and the Plan Terms are incorporated into this Award as if fully set forth herein.

By accepting this award, you agree that any income tax and employee National Insurance arising on the vesting or delivery of stock under this Award MUST BE MADE GOOD to the Company within 90 days of the delivery of the stock, this may be by any method of as described in section 7 of the Plan Terms, by cash or by cheque (as the Company may in its sole discretion determine). You also agree to be bound by all the terms and conditions of the Plan, the Plan Terms (including the UK appendix) and this letter.

You should consult your own tax advisor for your individual tax situation.

All documents relating to this award are available for viewing and printing on the Human Resources Department Website. To access this information, please go to MyNet, select Directory, Site Directory, Human Resources, Stock Administration. The documents available for viewing and printing at this website location are the Plan, the Plan Terms, the most recent Plan Prospectus, the Company’s most recent Annual Report on Form 10-K and the Company’s Insider Trading Policy. If you choose not to download these documents, if you do not have access to MyNet or if you encounter problems accessing this site, please contact Stock Administration at (949) 579-4525 or stock.admin@mindspeed.com to receive paper copies of these documents at no cost. Please read all documents carefully.

If you have any questions regarding this grant, please contact Stock Administration at (949) 579-4525 or via email at stock.admin@mindspeed.com.

MINDSPEED TECHNOLOGIES, INC.